SUB-ITEM 77Q1 (A)

Amendments to Declaration of Trust and Revised Appendix A to the By-Laws

Amendments, dated May 9, 2017, to the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended of MFS Series Trust X, are contained in Post-Effective Amendment No. 132 to the Registration Statement of MFS Series Trust X (File Nos.33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2017, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.

Appendix A, dated October 19, 2017 to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised through May 2, 2016, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.